EXHIBIT 99.1

Multi-Color Corporation Announces $250 Million Private Offering of Senior Notes

CINCINNATI, OHIO, November 12, 2014 – Multi-Color Corporation (NASDAQ: LABL) announced today that it intends to privately offer $250 million in aggregate principal amount of senior notes due 2022.

The notes will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended, and to non-U.S. persons outside of the United States under Regulation S under the Securities Act.

Multi-Color intends to use the net proceeds from the offering of the notes to (i) repay outstanding borrowings under its senior secured U.S. revolving credit facility, (ii) repay outstanding borrowings under, and terminate, its term loan facility and (iii) pay fees and expenses in connection therewith and with the offering of the notes. Multi-Color currently intends to enter into an amended and restated revolving credit facility concurrently with, and as a condition to, the closing of the offering of the notes.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any of these securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The notes to be issued in the offering have not been registered under the Securities Act, or any applicable state laws. Accordingly, the notes may not be offered or sold in the U.S. or to U.S. persons without registration or an applicable exemption under the Securities Act and applicable state securities laws.

This announcement includes forward-looking statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, without limitation: factors discussed in conjunction with a forward-looking statement; changes in global economic and business conditions; changes in business strategy or plans; raw material cost pressures; availability of raw materials; availability to pass raw material cost increases to its customers; interruption of business operations; changes in, or the failure to comply with, government regulations, legal proceedings and developments; acceptance of new product offerings, services and technologies; new developments in packaging; ability to effectively manage the company’s growth and execute the company’s long-term strategy; ability to manage foreign operations and the risks involved with them, including compliance with applicable anti-corruption laws; currency exchange rate fluctuations; ability to manage global political uncertainty; terrorism and political unrest; increases in general interest rate levels and credit market volatility affecting interest costs; competition within the company’s industry; ability to consummate and successfully integrate acquisitions; ability to recognize the benefits of acquisitions, including potential synergies and cost savings; failure of an acquisition or acquired company to achieve its plans and objectives generally; risk that proposed or consummated acquisitions may disrupt operations or pose difficulties in employee retention or otherwise affect financial or operating results; the risk that some of our goodwill may be or later become impaired; success and financial condition of significant customers; dependence on information technology; ability to market new products; ability to maintain an effective system of internal control; ability to remediate our material weaknesses in our internal control over financial reporting; ongoing claims, lawsuits and governmental proceedings, including environmental proceedings; availability, terms and developments of capital and credit; dependence on key personnel; quality of management; ability to protect intellectual property and the potential for intellectual property litigation; employee benefit costs; and risk associated with significant leverage. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Multi-Color (http://www.mcclabel.com)

Cincinnati, Ohio, U.S.A. based Multi-Color Corporation (MCC), established in 1916, is a leader in global label solutions supporting a number of the world’s most prominent brands including leading producers of home and personal care, wine and spirit, food and beverage and specialty consumer products. MCC serves international brand owners in North, Central and South America, Europe, Australia, New Zealand, South Africa and China with a comprehensive range of the latest label technologies in Pressure Sensitive, Cut and Stack, In-Mold, Shrink Sleeve and Heat Transfer. MCC employs over 3,350 associates across 32 operations globally and is a public company trading on the NASDAQ Global Select Market (company symbol: LABL).

For additional information on Multi-Color, please visit http://www.mcclabel.com.

For more information, please contact: Sharon E. Birkett

Vice President and Chief Financial Officer

Multi-Color Corporation, (513) 345-5311